UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2010

DICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 16TH FLOOR, NEW YORK, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-6550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 23, 2010, Dice Holdings, Inc. (the “Company”) held its annual meeting of stockholders.  The matters voted upon were: (1) the election of three Class III directors and (2) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Each of the three nominees for election to the board of directors – John W. Barter, Scot W. Melland and William W. Wyman – was elected to serve for a three-year term. The results of the voting follows:

Nominees	For	Withheld	Broker Non-Votes
John W. Barter	56,048,637	549,065	628,168
Scot W. Melland	48,403,572	8,194,130	628,168
William W. Wyman	48,663,102	7,934,600	628,168

The three directors elected at the annual meeting of stockholders are Class III directors (with a term expiring at the 2013 annual meeting). Peter R. Ezersky, David S. Gordon and David C. Hodgson continue to serve as Class I directors (with a term expiring at the 2011 annual meeting), and H. Raymond Bingham and Amanda Siegel continue to serve as Class II directors (with a term expiring at the 2012 annual meeting).

The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 was approved. The results of the voting follows:

For	Against	Abstain	Broker Non-Votes
57,217,990	6,689	1,191	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date: April 23, 2010	By:	/s/ Michael P. Durney
Name: Michael P. Durney
Title: Senior Vice President, Finance and Chief Financial Officer